EXHIBIT 10.36
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                          SENIOR SECURED NOTE
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Original Aggregate Principal Amount:  $5,000,000


                                             Chicago, Illinois
                                             July 30, 2001


FOR VALUE RECEIVED, the undersigned, coolsavings.com inc., a Michigan corporation with its principal offices at 360 N. Michigan Avenue, 19th Floor, Chicago, IL 60601 (the "Borrower"), promises to pay to the order of LANDMARK COMMUNICATIONS, INC., a Delaware corporation with an office at 150
W. Brambleton Avenue, Norfolk, VA 23510 (hereinafter, with any subsequent holder, the "Lender") at an office of Lender, on the Maturity Date (defined below), without offset, the principal sum of Five Million and no/100 Dollars ($5,000,000), adjusted as provided below, together with interest as provided below. This note (the "Note") evidences the Initial Loan made by Lender to Borrower pursuant to the Amended and Restated Senior Secured Loan and Security Agreement of even date (as such may be amended hereafter) (the "Loan Agreement"). As additional consideration for the Initial Loan, Borrower is issuing to Lender a warrant to purchase common stock as described in and attached to the Loan Agreement (the "Initial Warrant"). The payment of this Note is secured by the Loan Agreement and the collateral described therein. All capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement. All obligations under this Note shall be pari passu with the Grid Note, consistent with the Loan Agreement.

     The outstanding principal amount on this Note shall bear interest at the rate of twelve percent (12%) per annum and shall commence from the date hereof and shall continue on the outstanding principal; PROVIDED, HOWEVER, that if the First Tranche Closing, as such term is defined in the Purchase Agreement, is consummated, then from and after the date of such closing this Note (including the outstanding principal and interest that has then accrued) shall bear interest at the rate of eight percent (8%) per annum. Interest shall be computed on the actual number of days elapsed on the basis of a year consisting of 360 days. All interest shall accrue and compound quarterly on: October 31, January 31, April 30 and July 31 each year (each such date, a "Quarterly Payment Date"). Such accrued and compounded interest shall be added to the principal amount of the Note.

     Notwithstanding the foregoing, any amount outstanding under this Note shall bear interest from and after the Maturity Date at the rate of sixteen (16%) per annum (the "Default Interest Rate"), increasing monthly by an annual rate which is one (1) percentage point above the then current Default Interest Rate for each month that the Note remains overdue. Any interest on this Note accruing after the Maturity Date shall accrue and be compounded monthly (the date of such compounding, the "Monthly Compounding Date" and collectively with the Quarterly Payment Date, the "Compounding Date") until the obligation of Borrower, with respect to the payment of such interest, has been discharged (whether before or after judgment).

     Notwithstanding the foregoing, the effective annual rate under the Loan (including the Default Interest Rate) shall not exceed a maximum annual rate of twenty-four (24%) percent or the maximum annual rate permitted by law, whichever is less.






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     This Note shall be paid in full on the Maturity Date.  Until this
Note is paid in full, on each Compounding Date, in lieu of a cash payment of the interest due, Borrower shall pay such interest "in-kind". In lieu of delivering separately documented and certificated promissory notes (the "Note PIK Payment") and warrants (the "Warrant PIK Payment") for such "in-kind" payments, the Note PIK Payment shall be effected by adding the accrued interest to the principal amount of this Note (as described by the compounding set forth above) and the Warrant PIK Payment shall be effected through the provision in the Initial Warrant which provides that for every dollar of interest accrued, compounded and added to the principal amount of this Note, the aggregate number of shares of Borrower's common stock that may be purchased under the Initial Warrant shall be increased by two (2) (as such number may be adjusted for dividends, splits, combinations and the like). The foregoing notwithstanding, no Warrant PIK Payment shall be required until after the First Tranche Closing and then only in respect of interest payments accruing thereafter under this Note. Lender acknowledges that the amount of the Note PIK Payment shall be deemed an additional loan borrowed from the Lender (it being further acknowledged by the Borrower that it shall not receive additional funds in connection with any such loan).

     Borrower may not prepay this Note except as follows: On or after the third anniversary of the date hereof, the Borrower may prepay the Note if and only if (a) the Borrower has had earnings and positive cash flow for at least 365 consecutive days in the one year period prior to such payment,
(b) the Borrower has no Indebtedness outstanding other than the Initial Loan, the Grid Note and trade payables in the ordinary course of business, and (c) the Quick Ratio set forth in Section 4.12 of the Loan Agreement is 2 to 1 and the Working Capital is a net positive of $3 million.

     All payments shall be made to Lender at its address specified above, or at such other address as Lender may specify in writing to Borrower. All payments received from Borrower hereunder shall be applied first, to the payment of any expenses due to Lender pursuant to the terms of the Loan Agreement, second, to the payment of interest accrued and unpaid on the Note, and third, to reduce the principal balance hereunder. Any payments of expenses, principal or interest shall be made in lawful money of the United States of America.

     The Borrower shall pay all outstanding principal and unpaid accrued interest on the Note in full on January 26, 2002 (the "Maturity Date"); PROVIDED, HOWEVER, that, if the transactions contemplated under the Purchase Agreement are consummated, the Maturity Date shall be June 30, 2006. Notwithstanding the foregoing if any amount under the Note is not paid in full when due, whether at maturity, by acceleration or otherwise (the "Default Date"), the Maturity Date shall be the Default Date.

     Within ten (10) days of each Compounding Date, or as reasonably requested by the Holder, the Company shall issue to the Holder a certificate executed by the Company's chief financial officer or other executive officer setting forth the aggregate outstanding principal amount of the Note as of such date and the amount of the interest accrued, compounded and added to the Initial Loan.

     This Note is secured by the Collateral defined and described in the Loan Agreement. In addition, any and all deposits or other sums at any time credited by or due to Borrower from Lender or any of its banking or lending affiliates or any bank acting as a participant under any loan arrangement between Lender of Borrower, and any cash, securities, instruments, or other property of Borrower in the possession of Lender, or any of its banking or lending affiliates, and any bank acting as a participant under any loan arrangement between Lender and Borrower, whether








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for safekeeping, or otherwise, or in transit to or from Lender or any of its banking or lending affiliates or any such participant, or in the possession of any third party acting on Lender's behalf (regardless of the reason Lender had received same or whether Lender has conditionally released the same) shall at all times constitute security for any and all Liabilities, and may be applied or set off against such Liabilities at any time, whether or not the Liabilities are then due or whether or not other collateral is available to Lender.

     Any Event of Default under the Loan Agreement shall constitute an event of default under this Note. Upon an event of default, the entire principal amount then outstanding, and all accrued and unpaid interest, and all other sums required under this Note and the Loan Agreement shall, notwithstanding the stated maturity in this Note, become immediately due and payable, without notice or demand to Borrower. Upon default, Lender shall have the right, immediately and without notice to Borrower or the taking of any other action, to set-off against this Note, all liabilities of Lender to Borrower and all obligations for money or money's worth owed by Lender to Borrower, whether or not due, without notice to Borrower (such liabilities and obligations including, without limitation, all money, stocks, bonds or other security or property of any kind or nature held by or in the possession of Lender to or for the credit of Borrower); and Lender shall be deemed to have made a charge against any such liabilities or obligations immediately upon the occurrence of any event of default under this Note even though such charge is subsequently made or entered on the behalf of Lender. The remedies provided in this Note upon default and in other agreement between Lender and Borrower are cumulative and not exclusive of any other remedies provided under the Loan Agreement or at law or in equity.

     No delay or omission by Lender in exercising or enforcing any of Lender's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

     Borrower, and each endorser and guarantor, if any, of this Note, shall indemnify, defend, and hold Lender harmless against any claim brought or threatened against Lender by Borrower (other than a claim which is finally judicially determined against Lender), by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of Lender's relationship with Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by Lender with counsel of Lender's selection, but at the expense of Borrower and any endorser and/or guarantor).

     Borrower will pay on demand all attorneys' reasonable fees and out-of-pocket expenses incurred by Lender in the administration of all Liabilities and obligations of Borrower to Lender, including, without limitation, costs and expenses associated with travel on behalf of Lender. Borrower will also pay on demand, without limitation, all attorneys' reasonable fees, out-of-pocket expenses incurred by Lender's attorneys and all costs incurred by Lender, including, without limitation, costs and expenses associated with travel on behalf of Lender, which costs and expenses are directly or indirectly related to the protection or enforcement of any of Lender's rights against Borrower or any such endorser or guarantor and against any collateral given Lender to secure this Note or any other Liabilities of Borrower or such endorser and guarantor to Lender (whether or not suit is instituted by or against Lender).










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


     Borrower, and each endorser and guarantor of this Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted Borrower or any endorser or guarantor by Lender with respect to this Note and/or any collateral given to secure this note or any extension or other indulgence, as described above, with respect to any other liability or any collateral given to secure any other liability of Borrower or any endorser or guarantor to Lender.

     This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of Lender and its successors, endorsees, and assigns.

     The liabilities of Borrower and any endorser or guarantor of this Note are joint and several; provided, however, that the release by Lender of Borrower or any one or more endorser or guarantor shall not release any other person obligated on account of this Note. Each reference in this Note to Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to Lender of the person from whom contribution is sought have been satisfied in full.

     Borrower and each endorser and guarantor hereof each authorizes Lender to complete this Note if delivered incomplete in any respect.

     This Note is delivered to Lender at its offices at 150 W. Brambleton Avenue, Norfolk, VA 23510, shall be governed by the laws of the State of Illinois, and shall take effect as a sealed instrument. Borrower and each endorser and guarantor of this Note each submits to the jurisdiction of the courts of the State of Illinois for all purposes with respect to this Note, any collateral given to secure their respective liabilities, obligations and indebtedness to Lender, and their respective relationships with Lender.

Any determination that any provision of this Note or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provision of this Note.

     The undersigned makes the following waiver knowingly, voluntarily, and intentionally, and understands that Lender, in the establishment and maintenance of Lender's relationship with Borrower contemplated by the within Note, is relying thereon. THE UNDERSIGNED, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THE UNDERSIGNED, OR OF ANY GUARANTOR OR ENDORSER OF THE UNDERSIGNED OR OF ANY OTHER PERSON LIABLE TO LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST LENDER OR IN WHICH LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE UNDERSIGNED, ANY SUCH PERSON, AND LENDER.

     Borrower has read all of the terms and conditions of this Note and acknowledges receipt of an exact copy of it.


WITNESS

Signed in my Presence                  coolsavings.com inc.



/s/ John J. Adams                      By:    /s/ Matthew Moog
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                                       Title: President
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